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                                                                   EXHIBIT 23.2





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report included in this registration statement of our report dated November 7, 1997, included in Advanced Communication Systems, Inc.'s Form 10-K for the year ended September 30, 1997, and to all references to our Firm included in this registration statement.


                                                 /s/ ARTHUR ANDERSEN LLP

Washington, D.C.
April 23, 1998